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                                  EXHIBIT 10.1

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                             ATLANTIC COAST FEDERAL

               2005 AMENDED AND RESTATED DIRECTOR RETIREMENT PLAN

        WHEREAS, Atlantic Coast Federal maintains the Atlantic Coast Federal Director Retirement Plan (the "Plan"), originally effective July 1, 2001, for the benefit of certain of its non-employee directors (the "Director(s)"); and

        WHEREAS, Atlantic Coast Federal desires to revise the Plan effective January 1, 2005, in order to bring the Plan into compliance with Section 409A of the Internal Revenue Code of 1986 (the "Code").

        NOW, THEREFORE, in consideration of the mutual promises contained herein, Atlantic Coast Federal and the Directors hereby agree as follows:

                                    ARTICLE I
                                     PURPOSE

        This Atlantic Coast Federal Director Retirement Plan (the "Plan") is established for the purpose of providing retirement benefits to those non-employee Directors (each a "Participant") who have contributed significantly to the success and growth of Atlantic Coast Federal, and its predecessor Atlantic Coast Federal Credit Union, whose services are vital to its continued growth and success in the future and who are to be encouraged to remain a member of the Board of Directors until retirement. The Plan was originally effective July 1, 2001. The Plan is hereby amended and restated January 1, 2005, in order to conform the Plan to Code Section 409A.

                                   ARTICLE II
                          ESTABLISHMENT OF RABBI TRUST

        Atlantic Coast Federal may establish a rabbi trust into which Atlantic Coast Federal may contribute assets which shall be held therein, subject to the claims of its creditors in the event of Atlantic Coast Federal's insolvency, until the contributed assets are paid to the Directors and their beneficiaries in such manner and at such times as specified in this Plan. In the event that a rabbi trust is established, it is the intention of Atlantic Coast Federal to make contributions to the rabbi trust to provide the Bank with a source of funds to assist it in meeting the liabilities of this Plan. The rabbi trust and any assets held therein shall conform to the terms of the rabbi trust agreement which may be established in conjunction with this Plan. To the extent the language in this Plan is modified by the language in the rabbi trust agreement, the rabbi trust agreement shall supersede this Plan. Any contributions to the rabbi trust shall be made during each Plan Year in accordance with the rabbi trust agreement.

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                                   ARTICLE III
                                   ELIGIBILITY

        Each Participant who has attained 120 full months of service as a member of the Board of Directors of Atlantic Coast Federal, whether continuous or otherwise, shall be entitled to receive the retirement benefits as provided in this Plan. Any Participant who resigns at the request of, or is removed from service by, the Office of Thrift Supervision, Federal Deposit Insurance Corporation or any other regulatory authority for Atlantic Coast Federal, shall be ineligible for benefits under this Plan.

                                   ARTICLE IV
                               RETIREMENT BENEFIT

        A. NORMAL RETIREMENT. Commencing upon the Director's Separation from Service (as defined below) after attaining age 65 ("Retirement Age"), Atlantic Coast Federal shall pay to the Participant, an annual benefit of Ten Thousand Dollars ($10,000) per year for Ten (10) years (the "Benefit Period"), payable in equal monthly installments over a period of One Hundred and Twenty
(120) months, commencing on the first day of the month following the Participant's Separation from Service. Notwithstanding the preceding sentence, for Directors who are Specified Employees (defined below), payments shall not begin until the first day of the seventh month following their Separation from Service.

                1. "Specified Employee" means a Director who also meets the definition of key employee as defined under Internal Revenue Code Section 416(1) because he: (i) is a key officer of Atlantic Coast Federal earning at least $150,000 per year; (ii) is a 5% owner of Atlantic Coast Federal; or (iii) is a 1% owner of Atlantic Coast Federal and has compensation of at least $130,000 per year.

                2. "Separation from Service" means the Director's retirement or termination of service or termination of employment with Atlantic Coast Federal. No Separation from Service shall be deemed to occur due to military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months or, if longer, so long as the Director's right to reemployment is provided by law or contract. If the leave exceeds six months and the Director's right to reemployment is not provided by law or by contract, then the Director shall be have a Separation from Service on the first date immediately following such six-month period.

        The Director shall not be treated as having a Separation from Service if the Director provides more than insignificant services for Atlantic Coast Federal following the Director's actual or purported termination of service or employment with Atlantic Coast Federal. Services shall be treated as not being insignificant if such services are performed at an annual rate that is at least equal to 20% of the services rendered by the Director for Atlantic Coast Federal, on average, during the immediately preceding three full calendar years of service or employment (or if employed less than three years, such shorter period of employment) and the annual base compensation for such services is at least equal to 20% of the average base compensation earned during the final three full calendar years of service or employment (or if employed less than three

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years, such shorter period of employment).

        Where the Director continues to provide services to Atlantic Coast Federal in a capacity other than as an employee, a Separation from Service will not be deemed to have occurred if the Director is providing services at an annual rate that is 50% or more of the services rendered, on average, during the immediate preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual base compensation for such services is 50% or more of the annual base compensation earned during the final three full calendar years of employment (or if less, such lesser period).

        B. DEATH AFTER RETIREMENT. If the Participant dies within the Benefit Period, the remaining monthly payments due the Participant shall be paid to the Participant's designated beneficiary (including any contingent beneficiary) on file with Atlantic Coast Federal or if no designation is on file, the spouse shall be the designated beneficiary. In the absence of any surviving beneficiary or spouse, the benefits shall be paid to the personal representative of the estate of the Participant. Participants may designate their beneficiary by completing the beneficiary designation form set forth as Exhibit A hereto.

        If the Participant's designated beneficiary begins to receive the monthly payments and thereafter dies without receiving the remaining monthly payments, Atlantic Coast Federal shall pay the installments remaining to the contingent beneficiary, if any, and then to the personal representative of the estate of the designated beneficiary.

        C. DEATH OF PARTICIPANT PRIOR TO RETIREMENT. In the event the Participant should die prior to attaining Retirement Age, Atlantic Coast Federal agrees to pay to the Participant's designated beneficiary the retirement benefit the Participant would have otherwise received commencing on the first day of the month following the Participant's death. If the designated beneficiary (including any contingent beneficiary) dies before receiving all the monthly installments, Atlantic Coast Federal shall pay the remaining installments to the personal representative of the estate of the designated beneficiary. If the Participant dies prior to retirement with no surviving designated beneficiary (including any spouse or contingent beneficiary), Atlantic Coast Federal shall pay the installments to the personal representative of the estate of the Participant. Notwithstanding any other terms of this Plan, no death benefit shall be payable under this Plan if it is determined that the Participant's death was caused by suicide.

        D. DEATH OR DISABILITY PRIOR TO RETIREMENT. In the event a Director who has completed at least 60 full months of service (whether continuous or otherwise), dies or becomes Disabled (as defined below) while serving as a Director, such person shall be eligible for benefits as a Participant in this Plan whether or not the Director has met the Retirement Age. The amount of the annual benefits payable to such person or his or her designated beneficiary, as the case may be, over the Benefit Period shall be equal to the product of $10,000 multiplied by a fraction the denominator of which is 120 and the numerator of which is the number of full months of service as a Director. Such benefits shall be paid in equal monthly installments over the Benefit Period. A Director shall be considered "Disabled" if the Director: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment

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which can be expected to result in death, or last for a continuous period of not less than 12 months; (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death, or last for a continuous period of not less than 12 months, is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Atlantic Coast Federal's employees; or (iii) is determined to be totally disabled by the Social Security Administration.

                                    ARTICLE V
                                 STATUS OF PLAN

        This Plan does not constitute a contract of employment for any Director, nor shall any provision of this Plan be construed as giving the Director the right to continued service on the Board of Directors.

                                   ARTICLE VI
                                 BINDING EFFECT

        This Plan shall be binding upon the parties hereto and upon the successors and assigns of Atlantic Coast Federal, and upon the heirs and legal representatives of the Participant.

                                   ARTICLE VII
                              ASSIGNMENT OF RIGHTS

        Neither the Participant nor the any beneficiary or personal representative of the Participant can assign any of the rights to benefits under this Plan. Any attempt to anticipate, sell, transfer, assign, pledge, encumber or change the Participant's right to receive benefits shall be void. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors.

                                  ARTICLE VIII
                                  CHOICE OF LAW

        This Plan shall be construed under and governed by the laws of the State of Georgia, except to the extent preempted by the laws of the United States of America.

                                   ARTICLE IX
                              UNFUNDED ARRANGEMENT

        The Participant and any beneficiary are general unsecured creditors of Atlantic Coast Federal for the payment of benefits under the Plan. The benefits represent the mere promise by Atlantic Coast Federal to pay such benefits.


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                                    ARTICLE X
                                  ADMINSTRATION

        A. COMMITTEE; DUTIES. The Plan shall be administered by the Committee, which shall be appointed by the Board. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan. A majority vote of the Committee members shall control any decision.

        B. AGENTS. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to Atlantic Coast Federal.

        C. BINDING EFFECT OF DECISIONS. The decision or action of the Committee in respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules of regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

        D. INDEMNITY OF COMMITTEE. Atlantic Coast Federal shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct.

                                   ARTICLE XI
                             AMENDMENT; TERMINATION

        A. AMENDMENT. This Plan may be amended by Atlantic Coast Federal any time, but no such amendment shall affect the vested rights of, or reduce the benefits to, any Participant without their written consent.

        B. TERMINATION. The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan, or potential payments thereunder, would not be in the best interests of Atlantic Coast Federal.

                1. PARTIAL TERMINATION. The Board may partially terminate the Plan, in which case, the Plan shall continue to operate and be effective with regard to benefits accrued prior to the effective date of such partial termination, but no further benefits shall accrue after the termination date.

                2. COMPLETE TERMINATION. The Board may completely terminate the Plan by immediately ceasing all benefit accruals and paying out all promised benefits. Subject to the requirements of Code Section 409A, in the event of complete termination, the Plan shall cease to operate and Atlantic Coast Federal shall pay each Director his accrued benefit as if that Director had terminated service as of the effective date of the complete termination. Such complete termination of the Plan shall occur only under the following circumstances and conditions.

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                        (a)     The Board may terminate the Plan within 12
months of a corporate dissolution taxed under Code section 331, or with approval of a bankruptcy court pursuant to 11 U.S.C. ss.503(b)(1)(A), provided that the accrued benefit under the Plan is included in each Director's gross income in the latest of (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

                        (b) The Board may terminate the Plan within the 30 days preceding a Change in Control (but not following a Change in Control), provided that the Plan shall only be treated as terminated if all substantially similar arrangements sponsored by Atlantic Coast Federal are terminated so that the Directors and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of the termination of the arrangements.

                        (c)     The Board may terminate the Plan provided that
(i) all arrangements sponsored by Atlantic Coast Federal that would be aggregated with this Plan under Proposed Treasury regulations section 1.409A-1(c) if any Director covered by this Plan was also covered by any of those other arrangements are also terminated; (ii) no payments other than payments that would be payable under the terms of the arrangement if the termination had not occurred are made within 12 months of the termination of the arrangement; (iii) all payments are made within 24 months of the termination of the arrangements; and (iv) Atlantic Coast Federal does not adopt a new arrangement that would be aggregated with any terminated arrangement under Proposed Treasury regulations section 1.409A-1(c) if the same Director participated in both arrangements, at any time within five years following the date of termination of the arrangement.

                        (d) The Board may terminate the Plan pursuant to such other terms and conditions as the Internal Revenue Service may permit from time to time.

                                   ARTICLE XII
                                CLAIMS PROCEDURE

        In the event that benefits under this Plan are not paid to the Director (or to his beneficiary in the case of the Director's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Plan Administrator within sixty (60) days from the date payments are refused. Atlantic Coast Federal and its Board of Directors shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing, within ninety (90) days of receipt of such claim, their specific reasons for such denial, reference to the provisions of this Plan upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by Atlantic Coast Federal and its Board of Directors shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

        If claimants desire a second review, they shall notify the Plan Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Plan or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Plan Administrator shall then review the second claim and

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provide a written decision within sixty (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Plan upon which the decision is based.

        If claimants continue to dispute the benefit denial based upon completed performance of this Plan or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to mediation, administered by a legally recognized arbitration mediation association in accordance with its rules. If mediation is not successful in resolving the dispute, it shall be settled by binding arbitration administered by a legally recognized arbitration association in accordance with its rules, and the judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                                  ARTICLE XIII
                                  MISCELLANEOUS

        A. SEVERABILITY. In the event that any of the provisions of this Plan or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

        B. INCAPACITY OF RECIPIENT. In the event the Director is declared incompetent and a conservator or other person legally charged with the care of his person or estate is appointed, any benefits under the Plan to which such Director is entitled shall be paid to such conservator or other person legally charged with the care of his person or estate.

        C. LIMITATIONS ON LIABILITY. Notwithstanding any of the preceding provisions of the Plan, no individual acting as an employee or agent of Atlantic Coast Federal, or as a member of the Board of Directors shall be personally liable to the Director or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

        D. INUREMENT. This Plan shall be binding upon and shall inure to the benefit of Atlantic Coast Federal, its successors and assigns, and the Director, his successors, heirs, executors, administrators, and beneficiaries.

        E. COMPLIANCE WITH SECTION 409A OF THE CODE. This Plan is intended to be a non-qualified, deferred compensation plan described in Section 409A of the Code. The Plan shall be operated, administered and construed to give effect to such intent. To the extent that a provision of the Plan fails to comply with Code Section 409A and a construction consistent with Code Section 409A is not possible, such provision shall be VOID ab INITIO. In addition, the Plan shall be subject to amendment, with or without advance notice to Participants and other interested parties, and on a prospective or retroactive basis, including but not limited to amendment in a manner that adversely affects the rights of Participants and other interest parties, to the extent necessary to effect such compliance.

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